SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            MemberWorks Incorporated
                            ------------------------
             (Exact name of registrant as specified in its charter)


       Delaware                                             06-1276882
       --------                                       --------------------------
(State of incorporation)                                  (I.R.S. Employer
                                                         Identification No.)

         9 West Broad Street
         Stamford, Connecticut                                   06902
    -------------------------------                         ---------------
(Address of Principal Executive Offices)                      (Zip Code)


                         Amended 1996 Stock Option Plan
                         ------------------------------
                            (Full title of the plan)

                                 Gary A. Johnson
                      President and Chief Executive Officer
                            MemberWorks Incorporated
                               9 West Broad Street
                           Stamford, Connecticut 06902
                        --------------------------------
                     (Name and address of agent for service)

                              (203) 324-7635
            ---------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                                                    CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
                                                              Proposed                  Proposed
Title of                                                       Maximum                   Maximum
Securities to be                 Amount to be              Offering Price               Aggregate                     Amount of
Registered                      Registered (1)              Per Share (2)           Offering Price (2)             Registration Fee
---------------------         -------------------           -------------       -----------------------            -----------------

Common Stock,                    1,800,000                  $17.38                   $31,275,000                     $2,877
$0.01 par value per
share, issuable pursuant
to the Amended 1996
Stock Option Plan


Notes
(1) This Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the Amended 1996 Stock Option Plan described herein (the "Plan") by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant's receipt of consideration that result in an increase in the number of the Registrant's outstanding shares of Common Stock.
(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, and based on $17.38 per share, which was the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on April 16, 2002, in accordance with Securities Act Rule 457(h).

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I is included in documents sent or given to participants in the Amended 1996 Stock Option Plan (the "Plan") of MemberWorks Incorporated, a Delaware corporation (the "Registrant"), pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectuses that meet the requirements of Section 10(a) of the Securities Act relating to the Plan.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission.

The Registrant hereby incorporates by reference in this Registration Statement the following documents previously filed with the SEC: (i) the Registrant's latest Annual Report on Form 10-K for the fiscal year ended June 30, 2001, filed on September 6, 2001; (ii) the Registrant's Quarterly Report on Form 10-Q for the quarters ended September 30, 2001, filed November 14, 2001, and December 31, 2001, filed on February 12, 2002; (iii) the Registrant's Current Report on Form 8-K dated August 10, 2001 as filed with the SEC on August 21, 2001, and dated August 24, 2001 as filed with the SEC on September 7, 2001 and amended on November 6, 2001, and (iv) the description of the Common Stock, $0.01 par value per share ("Common Stock"), contained in the Registrant's Registration Statement on Form 8-A as filed with the SEC on October 11, 1996, and any amendments or reports filed for the purpose of updating that description. All documents filed by the Registrant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold, or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

The validity of the shares of Common Stock offered hereby has been passed upon for the Registrant by George W. M. Thomas. Mr. Thomas is a Senior Vice President and the General Counsel of the Registrant.

Item 6.  Indemnification of Directors and Officers.

Except as hereinafter set forth, there is no provision in our Certificate of Incorporation or any contract, arrangement or statute under which any director or officer of the Registrant is insured or indemnified in any manner against any liability that he may incur in his capacity as such.

Article Eight of the Amended and Restated Certificate of Incorporation (the "Restated Certificate of Incorporation") provides that no director of the Registrant shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

Article Nine of the Restated Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorney's fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determined that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

Indemnification is required to be made unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

Article Nine of the Restated Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General II-1 16 Corporation Law is amended to expand the indemnification permitted to directors or officers, the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.  Undertakings.

1.   The Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

                Provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
                Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, executive officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, executive officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 22 day of April, 2002.


MEMBERWORKS INCORPORATED

By: /s/ Gary A. Johnson
Gary A. Johnson
President and Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary A. Johnson and James B. Duffy, and each of them each with full power to act without the other, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendments or supplements (including post-effective amendments) to this Form S-8 Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intent and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                 Title                                              Date
---------                                 -----                                              ----
By: /s/ Gary A. Johnson                   President, Chief Executive Officer and Director    April. 22, 2002
   ------------------------------------
Gary A. Johnson                           (Principal Executive Officer)

By: /s/ James B. Duffy                    Executive Vice President and                       April. 22, 2002
   ------------------------------------
James B. Duffy                            Chief Financial Officer

By: /s/ Dennis P. Walker                  Executive Vice President and Director              April. 22, 2002
    ---------------------------------
Dennis P. Walker

By: /s/ Stephen J. Clearman               Director                                           April. 22, 2002
   ---------------------------------
Stephen J. Clearman

By: /s/ Alec L. Ellison                   Director                                           April. 22, 2002
   -------------------------------------
Alec L. Ellison

By: /s/ Michael McClorey                  Director                                           April. 22, 2002
   --------------------------------
Michael McClorey

By: /s/ Marc S. Tesler                    Director                                           April. 22, 2002
   -------------------------------------
Marc S. Tesler


                                  EXHIBIT INDEX

Exhibit Number                       Document
--------------                       --------
    4.1              Certificate of Incorporation, as amended (1)

    4.2              By-Laws (2)

    4.3              Specimen Certificate of Common Stock of the Registrant (3)

    5.1              Opinion of George W. M. Thomas

   23.1              Consent of George W. M. Thomas (included in Exhibit 5.1)

   23.2              Consent of PricewaterhouseCoopers LLP

   24.1 Power of Attorney (included in the signature pages of this Registration Statement)
--------

1 Incorporated herein by reference to Exhibits 3.1 through 3.3 to the Registrant's Registration Statement on Form S-1 (File No. 333-10541).

2 Incorporated herein by reference to Exhibits 3.4 to the Registrant's Registration Statement on Form S-1 (File No. 333-10541).

3 Incorporated herein by reference to Exhibits 4 to the Registrant's Registration Statement on Form S-1 (File No. 333-10541).

                                   EXHIBIT 5.1


April 19, 2002

Board of Directors
MemberWorks Incorporated
9 West Broad Street
Stamford, Connecticut  06902


                       Re: Amended 1996 Stock Option Plan


Ladies and Gentlemen:

     Reference is made to that certain Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 1,800,000 shares of Common Stock, $0.01 par value per share (the "Shares"), of MemberWorks Incorporated, a Delaware corporation (the "Company"), issuable under the Company's Amended 1996 Stock Option Plan (the "Plan").

     I have examined the Certificate of Incorporation and the By-Laws of the Company, each as amended to date, and such corporate records and other documents relating to the Shares, and have reviewed such other matters, as I have deemed necessary or appropriate for the purposes of this opinion.

           Based on such examination and review, it is my opinion that the Shares have been duly and validly authorized and, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

     I hereby consent to be named in the Registration Statement as the attorney who passed upon the validity of the Shares, and to a filing of a copy of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,


                                       /s/ George W. M. Thomas
                                       -----------------------
                                       George W. M. Thomas
                                       Senior Vice President and General Counsel

                                                                    EXHIBIT 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS


           We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 27, 2001 relating to the consolidated financial statements of MemberWorks Incorporated, which appears in the Annual Report on Form 10-K of MemberWorks Incorporated for the year ended June 30, 2001.



/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
New York, New York
April 19, 2002